Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 3 dated as of June 9, 2006 (this “Amendment”), to the Credit Agreement dated as of November 1, 2004, as amended by Amendment No. 1 dated as of September 30, 2005, and Incremental Term Loan Assumption Agreement and Amendment No. 2 dated as of December 20, 2005 (the “Credit Agreement”), among SMURFIT-STONE CONTAINER CORPORATION, as Guarantor; SMURFIT-STONE CONTAINER ENTERPRISES, INC. and SMURFIT-STONE CONTAINER CANADA INC., as Borrowers; the LENDERS from time to time party thereto; DEUTSCHE BANK TRUST COMPANY AMERICAS, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent; DEUTSCHE BANK AG, as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent; and JPMORGAN CHASE BANK, N.A., as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent.

A.    Pursuant to the Credit Agreement, the Lenders and the Facing Agents have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth therein.

B.     Pursuant to an Asset Purchase Agreement dated May 11, 2006 (the “Asset Purchase Agreement”), among SSCE, SSC Canada and Bluegrass Container Company, LLC (the “Purchaser”), the Borrowers have agreed to sell (the “Consumer Packaging Sale”) to the Purchaser the Purchased Assets (as defined in the Asset Purchase Agreement), which comprise the Borrowers’ consumer packaging business segment, for aggregate consideration of U.S.$1,040,000,000 in cash, subject to adjustment as provided for in the Asset Purchase Agreement. The Borrowers have informed the Administrative Agent that the Net Cash Proceeds of the Consumer Packaging Sale are estimated to be approximately U.S.$890,000,000.

C.     In connection with the Consumer Packaging Sale, SSCC and the Borrowers have requested that the Credit Agreement be amended as set forth herein.

D.     The Requisite Lenders (as defined below) are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

E.     Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Amendments.   (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following in the appropriate alphabetical order therein:

“Amendment No. 3” shall mean Amendment No. 3 dated as of June 9, 2006, to this Agreement.

“Amendment No. 3 Effective Date” shall have the meaning assigned to such term in Amendment No. 3.

“Asset Purchase Agreement” shall have the meaning assigned to such term in Amendment No. 3.

“Consumer Packaging Sale” shall have the meaning assigned to such term in Amendment No. 3.

“Purchased Assets” shall have the meaning assigned to such term in the Asset Purchase Agreement.

(b)    Section 2.13(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)    Subject to Section 2.13(j), no later than the third Business Day following the determination of the amount of Net Cash Proceeds received in respect of any Asset Sale occurring on or after the Closing Date, the Borrowers shall apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(f); provided, however, that if (i) at any time prior to the due date of such prepayment, SSCE delivers a certificate of its Financial Officer to the Administrative Agent setting forth its intent to reinvest, or to cause the Subsidiaries to reinvest, the Net Cash Proceeds received in respect thereof, not in excess of U.S.$250,000,000 in the aggregate for all Asset Sales, within 360 days after the receipt thereof, in assets that are used or useful in the business of SSCC and the Subsidiaries and (ii) no Default or Event of Default shall have occurred and be continuing at the time such certificate is delivered, then no prepayment of Term Loans shall be required pursuant to this paragraph (b), except to the extent such Net Cash Proceeds are not so applied. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing at the closing of the Consumer Packaging Sale, the Net Cash Proceeds of the Consumer Packaging Sale shall be required to be used to prepay only U.S.$240,000,000 of the principal (together with accrued and unpaid interest thereon) of the Term Loans (which prepayment shall be made in accordance with Section 2.13(f) within three Business Days of the closing of the Consumer Packaging Sale, provided that 100% of such prepayment shall be applied to the Tranche B Loans). The balance of the Net Cash Proceeds of the Consumer Packaging Sale shall be used as follows: (x) the Borrowers may use up to U.S.$400,000,000 of the Net Cash Proceeds of the Consumer Packaging Sale to prepay (as defined in Section 7.09) Senior Notes in accordance with Section 7.09(a)(iv) and (y) the balance of such Net Cash Proceeds (not to exceed U.S.$250,000,000) may be reinvested as provided in clause (i) of the first sentence of this

Section 2.13(b) without regard to previous usage under the basket provided for therein (but upon consummation of the Consumer Packaging Sale and the initial receipt by the Borrowers of the Net Cash Proceeds thereof, such U.S.$250,000,000 basket shall be deemed to have been fully utilized). If the remaining Net Cash Proceeds of the Consumer Packaging Sale, after giving effect to the uses thereof permitted by the preceding two sentences, exceed $10,000,000, then the Borrowers shall use 100% of such remaining Net Cash Proceeds to make a further prepayment of the Term Loans in accordance with Section 2.13(f).

(c)    Section 7.09 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (a)(ii) thereof and (ii) by inserting at the end of clause (a)(iii) thereof the following:

and (iv) following the completion of the Consumer Packaging Sale and the receipt of the Net Cash Proceeds therefrom, SSCE may use such Net Cash Proceeds to prepay up to U.S.$400,000,000 in aggregate principal amount (and may use such Net Cash Proceeds or other cash on hand (including the proceeds of Revolving Loans or Swingline Loans) to pay associated premiums and accrued interest) of Senior Notes due 2008 and Senior Notes due 2011; provided that (x) not more than U.S.$150,000,000 aggregate principal amount of Senior Notes due 2011 may be prepaid pursuant to this clause (iv) and (y) to the extent that not all of the Senior Notes due 2008 are prepaid as provided above, then up to an additional U.S.$50,000,000 aggregate principal amount (together with associated premiums and accrued and unpaid interest) of Senior Notes due 2008 may be prepaid

SECTION 2.   Release and Authorization.   Effective upon the consummation of the Consumer Packaging Sale, the Required Lenders hereby release the Lien of the Security Documents in the Purchased Assets and hereby authorize the Administrative Agent and the Canadian Administrative Agent to execute and deliver on behalf of the Secured Parties any and all agreements, instruments or other documents reasonably requested by the Borrowers to evidence the same.

SECTION 3.   Representations and Warranties.   SSCC and each Borrower represent and warrant to each other party hereto that (a) this Amendment has been duly authorized by all requisite corporate action and duly executed and delivered by SSCC and each Borrower and constitutes a legal, valid and binding obligation of SSCC and each Borrower, enforceable against each of them in accordance with its terms, and (b) after giving effect to this Amendment (i) the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of the earlier date), and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 4.   Effectiveness.   This Amendment shall become effective as of the date set forth above on the date (such date, the “Amendment No. 3 Effective Date”) on which the Administrative Agent (or its counsel) shall have received a counterpart of this Amendment signed on behalf of (i) SSCC, (ii) each Borrower, (iii) each Guarantor, (iv) the Required Lenders, (v) Lenders holding a majority in principal amount of the outstanding Tranche B Loans and (vi) Lenders holding a majority in aggregate principal amount of the outstanding Tranche C and Tranche C-1 Loans (the Lenders described in clauses (iv), (v) and (vi) being referred to herein as the “Requisite Lenders”).

SECTION 5.   Effect of Amendment.   Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the Lenders, the Facing Agents, the Senior Agents, the Collateral Agent, the Deposit Account Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle SSCC or any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.   Counterparts.   This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.   Application Law.   THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES THEREOF.

SECTION 8.   Headings.   Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SMURFIT-STONE CONTAINER CORPORATION, as Guarantor,

by	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

SMURFIT-STONE CONTAINER ENTERPRISES, INC.,

by	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

SMURFIT-STONE CONTAINER CANADA INC.,

by	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

MBI LIMITED/LIMITÉE, in its capacity as general partner of SMURFIT-MBI, as Guarantor,

by	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

FRANCOBEC COMPANY, as Guarantor,

by	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

MBI LIMITED/LIMITÉE, as Guarantor,

by	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

3083527 NOVA SCOTIA COMPANY, as Guarantor,

by	/s/ Jeffrey S. Beyersdorfer
Name: Jeffrey S. Beyersdorfer
Title: Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, individually and as Administrative Agent,

by	/s/ Susan LeFevre
Name: Susan LeFevre
Title: Director

by	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 3 TO
THE SMURFIT-STONE CONTAINER CORPORATION
CREDIT AGREEMENT DATED AS OF
NOVEMBER 1, 2004, AS AMENDED

Name of Lender:

by

by